SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2010

URANIUM RESOURCES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-17171	75-2212772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 State Highway 121 Bypass, Building A, Suite 110 Lewisville, TX		75067
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code):   (972) 219-3330

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 21, 2010, the Registrant entered into an Underwriting Agreement (the “Underwriting Agreement”) with Roth Capital Partners LLC (“Roth”) with respect to the offering and sale of 23,809,500 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), by the Registrant.  In addition, the Registrant granted to Roth an option to purchase up to 3,333,330 additional shares of common stock to cover over-allotments, if any.

The Underwriting Agreement contains customary representations, warranties and covenants that are valid as between the parties and as of the date of entering such agreement and are not factual information to investors about the Company.

The offering of common shares was registered under the Securities Act of 1933, as amended, pursuant to the Registrant’s registration statement on Form S-3 (File No. 333-166647). The above description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement. Copies of the Underwriting Agreement are incorporated herein by reference and are attached to this Report on Form 8-K as Exhibit 1.1.

Item 9.01.  Financial Statements and Exhibits

Exhibit 1.1	Underwriting Agreement dated June 21, 2010, between Roth Capital Partners LLC and Uranium Resources Inc. (the Registrant).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Uranium Resources, Inc.

Dated: June 24, 2010	By:	/s/ Thomas H. Ehrlich
Thomas H. Ehrlich
Vice President and Chief Financial Officer

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